SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☒  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240 14a-12

FIRST SOUTH BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒          No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE

The Proxy Statement for the First South Bancorp, Inc. 2009 Annual Meeting has been filed with the Securities and Exchange Commission and is also available at ww.sec.gov.  This filing was effected on May 8, 2009 and not on April 24, 2009 (the date it was first made available to shareholders) as required by applicable SEC regulations.

A copy of the Proxy Statement is also available at www.cfpproxy.com/4205

The 2009 Annual Meeting of Stockholders of First South Bancorp, Inc. will be held at 11:00 a.m. Eastern Time on Thursday, May 28, 2009 at the main office of First South Bank located at 1311 Carolina Avenue, Washington, North Carolina.